FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2010
Date of Report (Date of earliest event reported)

ILX Resorts Incorporated
Exact name of Registrant as specified in its charter

ARIZONA
(State or other jurisdiction of incorporation)

001-13855	86-0564171
(Commission File Number)	(I.R.S. Employer Identification No.)

2111 E. Highland Avenue, Suite 200, Phoenix, AZ 85016
(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 8.01 Other Events

As previously reported, ILX (“ILX” or “the Company”) and certain of its subsidiaries and limited liability companies (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona (“the Bankruptcy Court”) in March 2009.

On May 27, 2010, the Company filed with the Bankruptcy Court its Monthly Operating Report for the period from April 1, 2010 to April 30, 2010 (the “April Operating Report”).  Exhibit 99.1 to this Current Report on Form 8-K contains the April Operating Report.
On July 2, 2010, the Company filed with the Bankruptcy Court its Monthly Operating Report for the period from May 1, 2010 to May 31, 2010 (the “May Operating Report”).  Exhibit 99.2 to this Current Report on Form 8-K contains the May Operating Report.
On July 28, 2010, the Company filed with the Bankruptcy Court its Monthly Operating Report for the period from June 1, 2010 to June 30, 2010 (the “June Operating Report”).  Exhibit 99.3 to this Current Report on Form 8-K contains the June Operating Report.
This Current Report on Form 8-K (including the Exhibits hereto) shall not be deemed an admission as to the materiality of any information required to be disclosed herein.

Cautionary Statements Regarding Financial and Other Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Operating Reports, as they are not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of any of the Debtors or of any other affiliate of the Company. The Operating Reports contain unaudited information and are in a format prescribed by the Bankruptcy Court.  The Operating Reports are not prepared in accordance with generally accepted accounting principles (“GAAP”) and do not accurately reflect the condition of the Company on a GAAP basis.  The Operating Reports are not presented on a consolidated basis and therefore do not present the consolidated results of the Company and its subsidiaries.  Certain reclassifications and elimination entries are not included in the Operating Reports. The Operating Reports may be subject to revisions.

Additionally, investors and potential investors are cautioned that the Company’s Amended Joint Plan of Reorganization (“Joint Plan”) was confirmed on July 23, 2010 as reported in the Company’s Current Report on Form 8-K filed on July 28, 2010 which is incorporated herein by reference.  The Joint Plan contemplates the sale of substantially all of the operating assets of the Debtors to ILX Acquisition, Inc.  The sale includes an assumption of approximately $23.8 million of indebtedness to, and the liens of Textron Financial Corporation (“TFC”), and a payment of approximately $5.9 million in cash from ILX Acquisition, Inc. to ILX.  This cash, together with cash on hand of the Debtors, will be used to pay allowed administrative claims and allowed priority claims in full and to provide payment in full to allowed secured claims on the sold assets, except for those of TFC.  There will be assets, including remaining cash of the Debtors after the satisfaction of other expenses, which will not be sold that will either be returned to the secured claim holder in exchange for the indebtedness or will be transferred and conveyed to a liquidating trust for disposition and collection for the benefit of allowed unsecured claims.  In addition, certain assets which are the subject of TFC’s security interests will be conveyed to a stock pool for the benefit of holders of ILX Resorts Incorporated preferred and common stock.

Statements contained in this document that disclose the Company’s or management’s intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made.  We believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, but we can give no assurance that our expectations will be attained or that results will not materially differ.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1, April 2010 Monthly Operating Report
Exhibit 99.2, May 2010 Monthly Operating Report
Exhibit 99.3, June 2010 Monthly Operating Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date: August 20, 2010	/s/ Nancy J. Stone
Nancy J. Stone President